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Exhibit 21

SUBSIDIARIES OF THE REGISTRANT
Set forth below are certain subsidiaries of
E. I. du Pont de Nemours and Company

Name	Organized Under Laws Of
Agar Cross S.A.	Argentina
Antec International Ltd.	United Kingdom
Building Media, Inc.	Delaware
ChemFirst Inc.	Mississippi
Christiana Insurance Limited	Bermuda
Destination Realty Inc.	Delaware
DPC (Luxembourg) SARL	Luxembourg
DPC S/A Brazil	Brazil
DPC South America	Brazil
DSRB Ltda.	Brazil
DuPont — Kansai Automotive Coatings Company	Delaware
DuPont (Australia) Ltd.	Australia
DuPont (Korea) Inc.	Korea
DuPont (New Zealand) Limited	New Zealand
DuPont (South America), Holdings LLC	Delaware
DuPont (Thailand) Co. Ltd.	Thailand
DuPont (U.K.) Investments	United Kingdom
DuPont (U.K.) Limited	United Kingdom
DuPont Agricultural Caribe Industries, Ltd.	Bermuda
DuPont Agricultural Chemicals Ltd., Shanghai	China
DuPont Agro Hellas S.A.	Greece
DuPont Argentina S.A.	Argentina
DuPont Asia Pacific, Limited	Delaware
DuPont Beteiligungs GmbH	Austria
DuPont BVco BV	Netherlands
DuPont Capital Management Corporation	Delaware
DuPont Chemical and Energy Operations, Inc.	Delaware
DuPont China Holding Company Ltd.	China
DuPont China Limited	Hong Kong
DuPont China Limited (US)	Delaware
DuPont Coatings SAS	France
DuPont Company (Singapore) Pte Ltd.	Singapore
DuPont Conid S.p.A.	Delaware
DuPont Coordination Center N.V.	Belgium
DuPont CZ s.r.o.	Czech Republic
DuPont DACI Beteiligungs GmbH	Austria
DuPont Danmark ApS	Denmark
DuPont de Colombia, S.A.	Colombia
DuPont de Nemours (Belgium) BVBA	Belgium
DuPont de Nemours (Deutschland) GmbH	Germany
DuPont de Nemours (Flandre) S.A.	France
DuPont de Nemours (France) S.A.S.	France
DuPont de Nemours (Luxembourg) SARL	Luxembourg
DuPont de Nemours (Nederland) B.V.	Netherlands
DuPont de Nemours Development S.A.	Switzerland

DuPont de Nemours Groupe S.A.R.L.	France
DuPont de Nemours International S.A.	Switzerland
DuPont de Nemours International S.A. — S. Africa Branch	South Africa
DuPont de Nemours Italiana S.r.l.	Italy
DuPont Deutschland Holding Gmbh & Co. KG	Germany
DuPont Diagnostics, Inc.	Delaware
DuPont Displays, Inc.	California
DuPont do Brasil S.A.	Brazil
DuPont Dow Elastomers, LLC	Delaware
DuPont Eastern Europe BV	Netherlands
DuPont Elastomers Inc.	Delaware
DuPont Electronics Microcircuits Industries, Ltd.	Bermuda
DuPont Energy Company, LLC	Delaware
DuPont Engineering Products, S.A.R.L.	Luxembourg
DuPont Environmental Remediation Services Inc.	Delaware
DuPont Far East, Inc.	Delaware
DuPont Feedstocks Company	Delaware
DuPont Flandre Finance	France
DuPont Foreign Sales Corporation	Virgin Islands
DuPont Global Operations, Inc.	Delaware
DuPont Herberts Automotive Systems Service BVBA	Belgium
DuPont Holdco Spain I, SL	Spain
DuPont Holdco Spain II, SL	Spain
DuPont Holographics, Inc.	New York
DuPont Iberica, S.L.	Spain
DuPont India Limited	Delaware
DuPont International (Luxembourg) SCA	Luxembourg
DuPont International Trading, Inc.	Delaware
DuPont Kabushiki Kaisha	Japan
DuPont KGA B.V.	Netherlands
DuPont Khimprom	Russia
DuPont Medical Products, Inc.	New York
DuPont Mexico S.A. de C.V.	Mexico
DuPont North America, Inc.	Delaware
DuPont NLco BV	Netherlands
DuPont Operations (Luxembourg) SARL	Luxembourg
DuPont Operations, Inc.	Delaware
DuPont Operations Worldwide, Inc.	Delaware
DuPont Orient Operations Limited	Delaware
DuPont Performance Coating France SAS	France
DuPont Performance Coating Nederland BV	Netherlands
DuPont Performance Coatings (Thailand) Ltd.	Thailand
DuPont Performance Coatings (U.K.) Ltd.	United Kingdom
DuPont Performance Coatings Austria GmbH	Austria
DuPont Performance Coatings GmbH & Co KG	Germany
DuPont Performance Coatings Iberica, S.L.	Spain
DuPont Performance Coatings Polska Spolka z.o.o.	Poland

DuPont Performance Coatings Pty. Ltd.	Australia
DuPont Performance Coatings Scandinavia AB	Sweden
DuPont Performance Coatings, Inc.	Delaware
DuPont Performance Coatings, Tintas e Vernizes, S.A.	Portugal
DuPont Pharma, Inc.	Delaware
DuPont Poland BV	Netherlands
DuPont Poland Sp z.o.o.	Poland
DuPont Polimeros Ltda	Brazil
DuPont Polyester Europe Aps	Denmark
DuPont Polymer Powders SARL	Switzerland
DuPont Powder Coatings (Malaysia) Sdb.	Malaysia
DuPont Powder Coatings Andina S.A.	Colombia
DuPont Powder Coatings Belgium N.V.	Netherlands
DuPont Powder Coatings France SAS	France
DuPont Powder Coatings Iberica S.L.	Spain
DuPont Powder Coatings Saudia Co. Ltd.	Saudi Arabia
DuPont Powder Coatings Scandinavia AB	Sweden
DuPont Powder Coatings U.K. Ltd.	United Kingdom
DuPont Powder Coatings USA, Inc.	Delaware
DuPont Protective Apparel Marketing Company	Delaware
DuPont Pulverlack Deutschland GmbH & Co. KG	Germany
DuPont Quimica de Venezuela C.A.	Venezuela
DuPont S.A. de C.V.	Mexico
DuPont Scandinavia GmbH	Germany
DuPont Services B.V.	Netherlands
DuPont Specialty Grains (d.b.a. Optimum Quality Grains, LLC)	Delaware
DuPont Taiwan Ltd.	Taiwan
DuPont Textile Fibers, S.A	China
DuPont Textiles & Interiors (South America) Holdings, LLC	Delaware
DuPont Textiles & Interiors Delaware, Inc.	Delaware
DuPont Textiles & Interiors Holdings, Inc.	Delaware
DuPont Trading (Shanghai) Co., Ltd.	China
DuPont Treasury, Ltd.	United Kingdom
DuPont Vespel Parts and Shapes, Inc.	Pennsylvania
DuPont Wirex Ltd.	Taiwan
E.I. du Pont Canada Company	Canada
E.I. DuPont India Private Limited	India
EID Singapore, Inc.	Delaware
Electronic Materials DuPont Dongguan Ltd	China
Entek Corporation	Delaware
Entek Europe, Inc.	Delaware
Granirex	California
Griffin Brasil Ltda.	Brazil
Griffin Colombia S.A.	Colombia
Griffin, LLC	Delaware
Helmstedter Lack-und Chemische Fabrik GmbH & Co. KG	Germany

Herberts America Inc.	Delaware
Herberts Mexico S.A. de C.V.	Mexico
Herberts Plascon Pty Ltd.	South Africa
Hickory Holdings, Inc.	Delaware
Holding DP, S.A. de C.V.	Mexico
Huajia Chemical Company	China
Initiatives de Mexico, S.A. de C.V.	Mexico
International Dioxcide, Inc.	Delaware
Liqui-Box Corporation	Ohio
Permatex Italia S.r.l.	Italy
Pioneer Hi-Bred International, Inc.	Iowa
Pitt-Consol Chemical Company	New Jersey
Polar Vision	California
PT DuPont Agricultural Products Indonesia	Indonesia
PT DuPont Powder Coatings Indonesia	Indonesia
Renner DuPont S.A.	Brazil
Sentinel Transportation, LLC	Delaware
Solae Holdings LLC	Delaware
Solae LLC (d.b.a. The Solae Company)	Missouri
Spies Hecker, GmbH	Switzerland
Sporting Goods Properties Inc.	Delaware
Teodur B.V.	Netherlands
Uniax Corporation	California
Verdia, Inc.	Delaware
Verniplast S.A.	Switzerland

Subsidiaries not listed would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.

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Exhibit 21